UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 23, 2014, Cellular Biomedicine Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the closing of a $10 million private placement financing.  This amendment is being filed to amend the Original 8-K to update for additional terms to the financing, namely, the issuance of an option to one of the investors in the financing.

Item 3.02    Unregistered Sales of Equity Securities.

On June 18, 2014, Cellular Biomedicine Group, Inc. (the “Company”) closed a financing transaction pursuant (the “Financing”) to which it sold an aggregate of 1,492,537 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to selected investors (the “Investors”) at $6.70 per share, for total gross proceeds of approximately $10,000,000.  The Shares were sold pursuant to separate subscription agreements (the form of which is attached hereto as Exhibit 10.1) between the Company and each Investor.

In connection with the Financing, the Company has agreed to use commercially reasonable efforts to prepare and file a registration statement covering the resale of the Shares by September 16, 2014.

The Company also granted to the Investors certain “piggy-back” registration rights, which are triggered at any time when there is not an effective registration statement covering all of the registrable securities, the Company determines to prepare and file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to an offering of the Company’s securities for the Company’s account or the account of a merger target (subject to certain exceptions, including but not limited to a registration statement on Form S-4 or Form S-8).  In such circumstances, the Company agreed to notify each Investor of such determination and, if within 20 days after receipt of such notice, any such Investor shall so request in writing (which request shall specify the registrable securities intended to be disposed of by the Investor), the Company has agreed to include such registrable securities in the registration statement; provided, however, that, in connection with any underwritten public offering of the Company’s capital stock, the Company maintains the right to reduce the portion of the registrable securities to be registered such that the registrable securities comprise no less than 30% of the total number of securities included in the underwritten public offering, if it is determined that such registration would jeopardize the success of such offering.

The Investors were led by veteran Hong Kong investment banker Mr. Francis Leung.  As consideration for Mr. Leung’s support in the Financing, the Company granted a three-year option (the “Option”) to Venture Garden Limited, a company wholly-owned and controlled by Mr. Leung, to purchase up to 1,000,000 shares of Common Stock at $8.00 per share.  Pursuant to the terms of the Option, if, at any time after 18 months following the date of issuance, the daily volume-weighted average price of the Company’s Common Stock exceeds $12.00 for a consecutive 20 trading days, the Company shall have the right to require the holder to exercise the option in full.  The exercise price of the Option is subject to adjustment in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The issuance of the Shares and Option was made in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

The foregoing summaries of the terms of the subscription agreements and the Option are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1 and 10.1, which are incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On June 19, 2014, the Company issued a press release announcing the six-month data for its Phase I/IIa clinical trial of its Rejoin™ human adipose-derived mesenchymal precursor cell therapy for Knee Osteoarthritis.  A copy of the press release is attached hereto as Exhibit 99.1.

On June 20, 2014, the Company issued a press release announcing the completion of the Financing discussed in Item 3.02 above.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

4.1	Option Deed

10.1*	Form of Subscription Agreement

99.1*	Press Release, dated June 19, 2014

99.2*	Press Release, dated June 20, 2014

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: July 8, 2014	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Financial Officer